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Exhibit 2
Form 10-KSB
Mountain Oil, Inc.

                   ARTICLES OF AMENDMENT TO THE
                     ARTICLES OF INCORPORATION
                       OF MOUNTAIN OIL, INC.

      Pursuant to Utah Code Ann., Section 16-10a-1006, MOUNTAIN OIL, INC., a Utah corporation (the "Corporation"), hereby files these Articles of Amendment to its Articles of Incorporation.

      A. The Board of Directors of the Corporation by written consent unanimously approved and recommended to the Corporation's shareholders that the Articles of Incorporation be amended as set forth herein.

      B. There are currently Five Hundred Fifty (550) shares of stock of the Corporation which are outstanding and entitled to vote to approve these Articles of Amendment.

      C. The amendment set forth herein to the Articles of Incorporation of the Corporation has been duly approved on July 30, 1999, by the vote of the holder of all Five Hundred Fifty
(550) shares of stock of the Corporation entitled to vote on, in accordance with the corporate laws of the State of Utah and the Articles of Incorporation and all amendments thereto.

            AMENDMENT TO THE ARTICLES OF INCORPORATION
                       OF MOUNTAIN OIL, INC.

      1. Effective July 30, 1999, Article IV, of the Articles of Incorporation of the Corporation shall be deleted and the following shall be substituted therefore as Amended Article IV of the Articles of Incorporation:

                            ARTICLE IV

      A director of the Corporation shall have no personal liability W the Corporation or its shareholders for monetary damages for any action, or any failure to take action, or any failure to take action, as a director, except for liability for: W the amount of a financial benefit received by a director L o which he or she is not entitled; (ii) an intentional infliction of harm on the Corporation or the shareholders; (iii) a violation of section 16-10a-842 of the Utah Revised Business Corporation Act, and any amended or successor provision thereto; or, (iv) an intentional violation of criminal law.

     2. Effective July 30, 1999, Article V, Sections 1, 2, and 3, of the Articles of Incorporation of the Corporation shall be deleted and the following shall be substituted therefore as
Amended  Article  V,  Sections  1  and  2,  of  the  Articles   of
Incorporation:

                             ARTICLE V

      Section 1. The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 60,000,000 shares. Stockholders shall not have any preemptive rights, nor shall stockholders have the right to cumulative voting in the election of directors or for

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any  other purpose. The classes and the aggregate number of shares of stock of each class which the corporation shall have authority to issue are as follows:

     (a)  50,000,000 shares of common stock, no par value ("Common
Stock");
     (b)   10,000,000  shares of preferred  stock,  no  par  value
("Preferred Stock").

     The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors. In such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is also expressly authorized to fix: the right to vote, if any; the consideration for which the shares of such series are to be issued; the number of shares constituting such series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative;  the rights, if any, which the holders  of  shares  of such series shall have in the event of any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of the corporation; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of the corporation; the rights, if any, which the holder of shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of stock of the corporation or for any debt securities of the corporation and the terms and conditions, including price and rate of exchange, of such conversion or exchange; whether shares of such series shall be subject to redemption, and the redemption price or prices and other terms of redemption, if any, for shares of such series including, without limitation, a redemption price or prices payable in shares of Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof pertaining to shares of such series' permitted by law.

     Section 2. The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in these Articles of Incorporation for such purposes, in such amounts, to such persons, corporations or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The capital stock, after the amount of the subscription price has been paid in shall not be subject to assessment to pay the debts of the corporation.

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     3.    Effective July 30, 1999, Article VI of the Articles  of
Incorporation  of  the  Corporation  shall  be  deleted  and   the
following shall be substituted therefore as Amended Article VI of the Articles of Incorporation:

                            ARTICLE VI

      The address of the initial registered office of this corporation is 319 West 100 South, Suite A, Vernal, Utah 84078. The name of the initial registered agent of this corporation at that address is Daniel S. Sam.

               CONSENT TO SERVE AS REGISTERED AGENT

     I, Daniel S. Sam, hereby consent to serve as registered agent in the State of Utah, for Mountain Oil, Inc., a Utah corporation, as of July 30, 1999.

     DATED this 12 day of October, 1999.

                                        /s/ Daniel S. Sam

      4. Effective July 30, 1999, Article VII of the Articles of Incorporation of the Corporation shall be deleted and the following shall be substituted therefore as Amended Article VII of the Articles of Incorporation:

                            ARTICLE VI

     The initial Board of Directors shall consist of three (3) members. The names and addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors be elected and quality are as follows:

     Craig K. Phillips   250 North 200 West
                    Roosevelt, Utah 84066

     Daniel S. Sam       319 West 100 South, Ste. A
                    Vernal, Utah 84078

     Joseph F. Ollivier  3191 North Canyon Rd.
                    Provo, Utah 84604

      5. Except as amended by these Articles of Amendment, the existing Articles of Incorporation of the Corporation shall be unchanged and remain in full force and effect.

      The  undersigned  hereby  certifies  that  he  is  the  Vice
President and acting President of MOUNTAIN OIL, INC. , a Utah corporation, and that the foregoing amendment to the Articles of Incorporation of the Corporation has been duly approved by the Board of Directors and shareholders of the Corporation and that the matters set forth herein are true of his own knowledge.

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DATED this 12 day of October, 1999.

                                   MOUNTAIN OIL, INC.

                                   /s/ Craig K. Phillips,
                                   Vice   President   and   acting
                                   President

ATTEST:


/s/ Daniel S. Sam, Secretary

STATE OF UTAH  )
               )ss
County of Uintah    )

     On the 12 day of October, 1999, personally appeared before me, CRAIG K. PHILLIPS, who, being by me duly sworn, did say, that he is the President of MOUNTAIN OIL, INC. , that this instrument was signed on behalf of MOUNTAIN OIL, INC. by authority of its By-Laws and a resolution of its Board of Directors, and CRAIG K. PHILLIPS acknowledged to me that such corporation executed the same.

                                   /s/ Notary Public

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